EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement No. 333-20377 on Form S-8 of Firstbank Corporation of our report dated June 18, 2005, which is included in this Annual Report on Form 11-K of Firstbank Corporation Amended and Restated 401(k) Plan for the year ended December 31, 2004.

/s/ Crowe Chizek and Company LLC
Crowe Chizek and Company LLC

Grand Rapids, Michigan
June 27, 2005